Exhibit 99.1

89bio Appoints Healthcare Industry Veteran Steven Altschuler, M.D., as Chairman of the Board of Directors

SAN FRANCISCO, March 25, 2020 -- 89bio, Inc. (Nasdaq: ETNB), a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of liver and cardio-metabolic diseases, today announced the appointment of Steven Altschuler, M.D., as chairman of its board of directors. Dr. Altschuler currently serves as managing director of Healthcare Ventures at Ziff Capital Partners. He brings 20 years of experience growing healthcare organizations in business and leadership capacities.

“We are very pleased to welcome Steven as chairman of 89bio’s board of directors,” said Greg Grunberg, chair of the nominating and corporate governance committee of 89bio’s board of directors. “By any measure, Steven has distinguished himself throughout his career as an innovator and dynamic leader in the provider and biotechnology industries. We are incredibly fortunate to have him join the team and confident he is going to be a significant contributor to 89bio.”

In his role at Ziff Capital Partners, Dr. Altschuler co-leads the firm’s efforts toward investing in, and facilitating the start-up and development of, companies with potentially transformative technologies that emphasize cellular and molecular approaches to human disease. He previously co-founded Spark Therapeutics to develop and commercialize the preclinical and clinical gene therapy programs advanced at the Children’s Hospital of Philadelphia (CHOP) and other institutions. Dr. Altschuler served as Spark Therapeutics’ board chair from its founding through its acquisition in 2019, which included leading the company through a successful transition to a public company and the launch of the first gene therapy for an inherited disease approved by the U.S. Food and Drug Administration and European Medicines Agency.

“I joined the board of directors because of my enthusiasm for 89bio’s potentially differentiated fibroblast growth factor 21 (FGF21), BIO89-100, and its commercial potential in non-alcoholic steatohepatitis (NASH) and severe hypertriglyceridemia (SHTG),” said Dr. Altschuler. “I look forward to working closely with the team and the rest of the board to advance our work in liver and cardio-metabolic diseases.”

Trained as a pediatric gastroenterologist, Dr. Altschuler formerly held CEO positions at CHOP, which is one of the nation’s leading children’s hospitals, and the University of Miami Health System. He is a member of the board of directors of WW (formerly Weight Watchers International), Orchard Therapeutics, AsclepiX Therapeutics, ImVaX and Platelet Biogenesis. He is also an independent trustee of the Brigham and Women’s Physician Organization at Mass General Brigham. Dr. Altschuler holds a B.A. in mathematics and an M.D. from Case Western Reserve University.

“Steven is an accomplished business leader who has led and served on the boards of numerous biotechnology companies,” said Rohan Palekar, CEO of 89bio. “We look forward to drawing upon his strategic, operational and clinical expertise as we continue to grow the organization and work towards developing differentiated medicines for patients with liver and cardio-metabolic diseases.”

About 89bio

89bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of liver and cardio-metabolic diseases. The company’s lead product candidate, BIO89-100, is being developed for the treatment of NASH. The company also intends to develop BIO89-100 for the treatment of SHTG. BIO89-100 is a specifically engineered glycoPEGylated analog of FGF21 that is currently in a proof of concept Phase 1b/2a clinical trial in patients with NASH or NAFLD and a high risk of NASH. 89bio is headquartered in San Francisco with operations in Herzliya, Israel. Visit 89bio.com for more information.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws, including, but not limited to, 89bio’s expectations regarding plans for its clinical programs and clinical studies. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While 89bio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in 89bio’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond 89bio’s control and subject to change. Actual results could be materially different. 89bio expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact:
Ryan Martins
Chief Financial Officer
investors@89bio.com

Media Contact:
Lori Rosen
LDR Communications
917-553-6808
lori@ldrcommunications.com